EXHIBIT 10.16

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated as of February 24, 1999, is made between Xomed Surgical Products, Inc., a Delaware corporation (the "Company"), and F. Barry Bays (the "Employee").

      1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment all upon the terms and conditions herein set forth.

      2. DUTIES. The Employee is engaged as the Senior Vice-President of Operations and Chief Operating Officer of the Company and hereby promises to perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of their businesses.

      3. EXTENT OF SERVICES. The Employee shall devote his entire time, attention and energies to the business of the Company and shall not, during the term of this Agreement, be engaged in any other business activity, regardless of whether such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, and except that the Employee may purchase securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time one percent (1%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company. Nothing in this paragraph 3 shall prevent the Employee from serving on the Board of Directors of any other company, so long as the Board of Directors of the Company shall approve each position so held by the Employee.

      4.  COMPENSATION.

            (a) For services rendered under this Agreement, the Company shall pay the Employee an aggregate salary of $213,000 per annum (the "Base Salary"), payable (after deduction of applicable payroll taxes) in equal semi-monthly installments on the 15th and last day of each month or on the preceding business day if such day is a Saturday, Sunday or holiday.

            (b) In addition to salary payments under paragraph 4(a) above, the Employee shall be eligible for and participate in the Management Incentive Compensation Plan (MIC) adopted by the Company, which program will provide for a bonus in an amount up to and at the 50% level of an employee's salary upon attainment of the bonus criteria. The Employee shall also be eligible for and participate in such fringe benefits as shall be generally provided to executives of the Company, including medical insurance and retirement programs which may be


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adopted from time to time during the term hereof by the Company. The Employee shall be responsible for making any generally applicable employee contributions required under such fringe benefit programs.

            (c) Simultaneously with the execution of this Agreement, in consideration of his entering into this Agreement, the Company will grant the Employee options to purchase 60,000 shares of the Company's Common Stock under the Company's Third Amended and Restated 1996 Stock Option Plan (the "Stock Option Plan"), at a price per share equal to $36.93, the fair market value of such share on the date of grant as determined by the Compensation Committee of the Board of Directors in accordance with the terms of the Stock Option Plan, such options to terminate on the tenth anniversary of the date hereof and to vest in equal installments on each of the first four anniversaries of the date hereof. Such options will be evidenced by a stock option agreement to be entered into by the Company and the Employee.

            (d) In addition to the options granted pursuant to paragraph 4(c) above, during the term of this Agreement, the Employee shall be eligible for participation in the Stock Option Plan and any other stock option plan administered by the Compensation Committee of the Board of Directors. In addition to the options granted pursuant to paragraph 4(c) above, the Company will grant to the Employee during the term of this Agreement options to purchase the Company's Common Stock at the times, in the amounts and under the circumstances described in Schedule A attached hereto, at a price per share equal to the fair market value of such share on the date of grant as determined by the Compensation Committee of the Board of Directors in accordance with the terms of the appropriate stock option plan. Any such options granted pursuant to this paragraph 4(d) will terminate on the tenth anniversary of the date of grant, will vest in equal installments on each of the first four anniversaries of such date and will be evidenced by a stock option agreement to be entered into by the Company and the Employee in substantially the form of the option agreement referred to in paragraph 4(c). The aggregate number of shares of the Company's Common Stock set forth on Schedule A will be appropriately adjusted for any increase or decrease in the number of outstanding shares of the Company's Common Stock resulting from a stock split or other subdivision or consolidation of shares of the Company's Common Stock during the term of this Agreement or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of the Company's Common Stock without receipt of consideration by the Company during the term of this Agreement.

            (e) The options granted pursuant to paragraphs 4(c) and 4(d) above shall be collectively referred to herein as the "New Options."

            (f) The Compensation Committee of the Board of Directors shall review the Employee's compensation at least once per year and award such bonuses or make such increases to the Base Salary as the Compensation Committee, in its sole discretion, determines are merited, based upon the Employee's performance and consistent with compensation policies of the Company.

      5. SICK LEAVE AND VACATION. During the term of this Agreement, the Employee shall be entitled to annual vacation of at least five (5) weeks in length each year, or such greater time


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period if permitted by Company policy. The Employee shall also be entitled to sick leave consistent with Company policy.

      6. EXPENSES. During the term of this Agreement, the Company shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in connection with the business of the Company and in performance of his duties under this Agreement upon the Employee's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

      7.  TERM.

            (a) The Employee's employment under this Agreement shall commence on the date first set forth above and shall expire on the third anniversary of such date. Notwithstanding the foregoing, the Company may at its election, subject to paragraph 7(b) below, terminate the obligations of the Company under this Agreement as follows:

                   (i) Upon 30 days' notice if the Employee becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him hereunder and such inability to perform continues for a period in excess of six months and is continuing at the time of such notice; or

                  (ii) For "Cause" upon notice of such termination to the Employee. For purposes of this Agreement, the Company shall have "Cause" to terminate its obligations hereunder upon (A) the determination by the Board of Directors of the Company (the "Board") that the Employee has ceased to perform his duties hereunder (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties hereunder, (B) the Employee's death, (C) the Board's determination that the Employee has engaged or is about to engage in conduct materially injurious to the Company, (D) the Employee's having been convicted of a felony, or (E) the Employee's participation in activities proscribed by the provisions of paragraphs 9 or 10 hereof or material breach of any of the other covenants herein; or

                (iii) Without Cause upon 30 days' notice of such termination to the Employee.

            (b) (i) If this Agreement is terminated pursuant to paragraph 7(a)(i) above, the Employee shall receive salary continuation pay from the date of such termination until the third anniversary of the date hereof at the rate of 100% of the Base Salary, reduced by applicable payroll taxes and further reduced by the amount received by the Employee during such period under any Company-maintained disability insurance policy or plan or under Social Security or similar laws. Such salary continuation payments shall be paid periodically to the Employee as provided in paragraph 4(a) for the payment of the Base Salary.

                  (ii) If this Agreement is terminated pursuant to paragraph 7(a)(ii) above, the Employee shall receive no salary continuation pay or severance pay.



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                (iii) If this Agreement is terminated pursuant to paragraph
7(a)(iii) above, the Employee shall receive salary continuation pay for a period of twenty-four (24) months from and after the date of such termination (the "Salary Continuation Period") equal to the Base Salary. Such salary continuation payments (less applicable payroll taxes) shall be paid periodically to the Employee as provided in paragraph 4(a) for the payment of the Base Salary. During the Salary Continuation Period, the Employee shall also be eligible to receive continued coverage under all of the Company's current health benefit and life insurance programs at the same rates that were applicable to the Employee prior to the commencement of the Salary Continuation Period. At the commencement of the Salary Continuation Period, all of the Employee's unexercised New Options shall automatically vest and be fully exercisable and the Employee shall have one (1) year from such date to exercise all unexercised New Options. This provision will not affect the terms of any options granted to the Employee prior to the date of this Agreement.

            (c) During the Salary Continuation Period, the Employee shall be under no obligation to mitigate the costs to any of the Company of the salary continuation payments.

            (d) Not later than ninety (90) days prior to the expiration of the stated term of the Agreement, the parties shall begin to negotiate in good faith the terms of any extension of this Agreement, provided that no party shall be under any obligation to enter into such an extension.

      8. REPRESENTATIONS. The Employee hereby represents to the Company that (a) he is legally entitled to enter into this Agreement and to perform the services contemplated herein, and (b) he has the full right, power and authority, subject to no rights of third parties, to grant to the Company the rights contemplated by paragraph 10 hereof.

      9. DISCLOSURE OF INFORMATION. The Employee recognizes and acknowledges that the Company's and its predecessors' trade secrets, know-how and proprietary processes as they may exist from time to time are valuable, special and unique assets of the Company's businesses, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not, during or after the term of his employment by any of the Company, in whole or in part, disclose such secrets, know-how or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, know-how and processes which are then in the public domain (provided further that the Employee was not responsible, directly or indirectly, for such secrets, know-how or processes entering the public domain without the Company's consent).

      10. INVENTIONS. The Employee hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, during the term hereof which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company or any of its predecessors, or which otherwise relate to or pertain to the business, functions or operations of

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the Company or any of its predecessors or which arise from the efforts of the
Employee during the course of his employment for the Company or any of its predecessors. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

      11. COVENANTS NOT TO COMPETE OR INTERFERE. For a period ending twenty-four
(24) months from and after the termination of the Employee's employment hereunder, the Employee shall not (whether as an officer, director, owner, employee, partner or other direct or indirect participant) engage in any Competitive Business. "Competitive Business" shall mean the manufacturing, supplying, producing, selling, distributing or providing for sale of (A) any product, device or instrument manufactured from or using polyvinal acetal (PVAc) material or technology or (B) any eye, ear, nose or throat product, device or instrument (x) of a type manufactured or sold by the Company or its subsidiaries or (y) in clinical development sponsored by the Company or its subsidiaries, in each case, as of the date of termination of the Employee's employment. For such period, the Employee shall also not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or its subsidiaries and any customer, supplier, lessor, lessee or employee of the Company or its subsidiaries. It is the intent of the parties that the agreement set forth in this paragraph 11 apply in all parts of the world.

            Employee agrees that a monetary remedy for a breach of the agreement set forth in this paragraph 11 will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Employee agrees that the Company shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

            It is the desire and intent of the parties that the provisions of this paragraph 11 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 11 shall be adjudicated to be invalid or unenforceable, this paragraph 11 shall be deemed curtailed, whether as to time or location, to the minimum extent required for its validity under the applicable law and shall be binding and enforceable with respect to the Employee as so curtailed, such curtailment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made. If a court in any jurisdiction, in adjudicating the validity of this paragraph 11, imposes any additional terms or restrictions with

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respect to the agreement set forth in this paragraph 11, this paragraph 11 shall be deemed amended to incorporate such additional terms or restrictions.

      12. INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of paragraphs 9, 10 or 11 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

      13. CHANGE OF CONTROL. Upon the occurrence of a Change of Control (as defined below), all of the Employee's unexercised New Options shall automatically vest and be fully exercisable and shall remain so exercisable in accordance with the respective terms of such options. This provision shall apply without regard to whether the plan under which such New Options are granted specifically provides for accelerated vesting upon a Change in Control. For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events: (i) the approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) any approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

      14. CAR ALLOWANCE. The Employee shall be entitled to a monthly allowance of $850.00, which the Employee may utilize to cover expenses relating to the use of his personal automobile. The Company shall pay for all regularly scheduled maintenance, insurance, repairs and registration fees for such automobile. The Company shall not be responsible for any costs, expenses or other obligations related to such automobile other than regularly scheduled maintenance costs, insurance, repairs, registration fees and the monthly allowance payable hereunder.

      15. INSURANCE. The Company may, at its election and for its benefit, insure the Employee against accidental loss or death, and the Employee shall submit to such physical examination and supply such information as may be required in connection therewith.

      16. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to 7839 James Island Way, Jacksonville, Florida 32256, in the case of the Employee, or to Xomed Surgical Products, Inc., 6743 South Point Drive North, Jacksonville, Florida 32216, in the case of the Company, or to such other officer or address as the Company shall notify the Employee.

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      17. WAIVER OF BREACH. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

      18. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

      19. ASSIGNMENT. This Agreement may be assigned, without the consent of the Employee, by the Company to any person, partnership, corporation, or other entity which has purchased substantially all the assets of such Company, provided such assignee assumes all the liabilities of such Company hereunder.

      20. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and supersedes any and all agreements, letters of intent or understandings between the Employee and the Company, its subsidiaries or any of the Company's principal shareholders with respect to the subject matter referred to herein, including, without limitation, the Employment Agreement, dated as of April 16, 1996, between the Company and the Employee. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.

                                XOMED SURGICAL PRODUCTS, INC.

                                By:
                                   -------------------------------
                                      Name:
                                      Title:

                                EMPLOYEE

                                ----------------------------------
                                      F. Barry Bays